FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(K) PLAN

                        Financial Statements and Schedule

                           December 31, 2002 and 2001

                  (With Independent Auditors' Report Thereon)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(K) PLAN

                                Table of Contents

                                                                            Page

Independent Auditors' Report                                                  1

Statements of Net Assets Available for Plan Benefits as of
  December 31, 2002 and 2001                                                  2

Statements of Changes in Net Assets Available for Plan Benefits
  for the years ended December 31, 2002 and 2001                              3

Notes to Financial Statements                                                 4

Schedule

1   Schedule H, Line 4i - Assets Held at End of Year                         10

                          Independent Auditors' Report

The Compensation Committee of
  First Niagara Financial Group, Inc.:

We have audited the accompanying statements of net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan (the Plan) as of December 31, 2002 and 2001, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan as of December 31, 2002 and 2001, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedule H, Line 4i - Assets Held at End of Year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                                /s/ KPMG LLP

June 19, 2003

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

              Statements of Net Assets Available for Plan Benefits

                           December 31, 2002 and 2001

                                                           2002           2001
                                                       -----------    -----------
Cash escrow account held to purchase First Niagara
   Financial Group, Inc. common stock (note 6)         $ 2,256,569             --
Investments:
   Group annuity contract with insurance company        16,141,173     20,430,961
   Mutual funds                                          3,494,307      3,974,881
   First Niagara Financial Group, Inc. common stock      6,965,845      4,242,463
   Participant loans                                       381,434        342,872
                                                       -----------    -----------
        Total investments                               26,982,759     28,991,177
                                                       -----------    -----------
        Net assets available for plan benefits         $29,239,328     28,991,177
                                                       ===========    ===========

See accompanying notes to financial statements.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

        Statements of Changes in Net Assets Available for Plan Benefits

                     Years ended December 31, 2002 and 2001

                                                                       2002             2001
                                                                   ------------     ------------
Contributions:
  Employer                                                         $  1,390,392        1,172,618
  Employee                                                            2,550,052        2,354,644
                                                                   ------------     ------------
                                                                      3,940,444        3,527,262
                                                                   ------------     ------------
Investment income:
  Interest and dividends                                                282,850          201,863
  Net appreciation (depreciation) in fair value of investments,
    including realized gains and losses on sales                       (414,501)         814,513
  Proceeds from demutualization of Principal (note 3)                        --          244,404
                                                                   ------------     ------------
                                                                       (131,651)       1,260,780
                                                                   ------------     ------------
        Total contributions and investment income                     3,808,793        4,788,042

Transfer in from Warren Hoffman and Associates, Inc.
  401(k) Profit Sharing Plan (note 1)                                        --        7,511,989
Transfer in from Iroquois Bancorp, Inc.
  401(k) Savings Plan (note 1)                                               --        8,947,846
Distributions to participants                                        (3,444,396)      (1,544,454)
Administrative expenses                                                (116,246)         (79,795)
                                                                   ------------     ------------
        Net increase                                                    248,151       19,623,628

Net assets available for plan benefits:
  Beginning of year                                                  28,991,177        9,367,549
                                                                   ------------     ------------
  End of year                                                      $ 29,239,328       28,991,177
                                                                   ============     ============

See accompanying notes to financial statements.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2002 and 2001

(1)   Description of Plan

      The following description of the First Niagara Financial Group, Inc. 401(k) Plan (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

      (a)   General

            The Plan is a defined contribution plan covering all employees of First Niagara Financial Group, Inc. (FNFG). On July 20, 2001, the assets of the Iroquois Bancorp, Inc. 401(k) Savings Plan were transferred into the Plan. On April 13, 2001, the assets of the Warren Hoffman and Associates, Inc. 401(k) Profit Sharing Plan were transferred into the Plan. Warren Hoffman and Associates, Inc. is a subsidiary of First Niagara Bank (a subsidiary of FNFG). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      (b)   Eligibility

            Employees are eligible to participate in the Plan when they reach age 21 and have completed 3 months of service.

      (c)   Contributions

            Participants may make contributions to the Plan in the form of salary reductions of up to 15% in 2001 and 100% in 2002 of their total compensation, limited by the maximum allowable contribution under the Internal Revenue Code. Effective February 7, 2002, FNFG makes matching contributions of 100% of employee contributions up to 2% of the employee's compensation, plus 75% of employee contributions between 2% and 6% of the employee's compensation. FNFG's matching contribution for a plan year will not be more than 5% of the employee's total compensation. In 2001 and through February 7, 2002, FNFG made matching contributions of 75% of employee contributions, up to a maximum of 6% of the employee's total compensation in 2001. Forfeitures are used to offset future employer contributions.

      (d)   Participants' Accounts

            Each participant's account is credited with contributions and a pro rata share of investment income.

      (e)   Vesting

            Participants become vested in employer contributions based on a percentage that increases each year from the beginning of year two of service over a period of six years when the vesting percentage is 100%.

      (f)   Distributions

            Participants or their beneficiaries are entitled to their vested account balance upon death, retirement, or termination of employment, payable in a single sum or in an annuity.


                                        4                            (Continued)

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2002 and 2001

      (g)   Participant Loans

            Participants may borrow up to 50% of their account balance, with a minimum loan provision of $1,000.

      (h)   Administrative Expenses

            Costs of administering the Plan, except recordkeeping expenses, are borne by FNFG.

(2)   Summary of Significant Accounting Policies

      (a)   Basis of Presentation

            The accompanying financial statements have been prepared on the accrual basis of accounting.

      (b)   Investments

            The Guaranteed Interest Account is carried at fair value, which approximates contract value (original investment plus accrued interest). Investments in the pooled separate accounts of the Principal Mutual Life Insurance Company (Principal) are carried at fair value based on the fair values of the underlying assets. Investments in common stock and mutual funds are valued based on quoted market prices. Investment income includes unrealized appreciation or depreciation in the value of the investments. Investment transactions are recorded on the trade date.

      (c)   Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes therein. Actual results could differ from those estimates.

(3)   Investments

      Contributions to the Plan are invested under a group annuity contract with Principal, mutual funds, or FNFG common stock. Plan participants may allocate their funds among one or more of the following investment accounts:

            Group Annuity Contract with Principal (party-in-interest):

            o Guaranteed Interest Account - A general investment account comprised of guaranteed interest contracts yielding a specified rate of interest maturing at various dates through December 31, 2006.

            o Money Market Separate Account - A pooled separate account comprised of commercial paper, U.S. government and agency securities, and other short-term interest-bearing securities.

            o Bond and Mortgage Separate Account - A pooled separate account comprised of intermediate-term commercial mortgages and mortgage-backed securities.


                                        5                            (Continued)

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2002 and 2001

o Large Cap Stock Index Separate Account - A pooled separate account comprised of the stocks included in the Standard and Poor's 500 Stock Index.

o Small Company Blend Separate Account - A pooled separate account comprised of equity securities of small to medium capitalized domestic companies.

o Principal Partners Large-Cap Blend I Separate Account (formerly Large Company Blend Separate Account) - A pooled separate account comprised of equity securities of large capitalized domestic companies.

o Medium Company Value and Medium Company Blend Separate Account - Pooled separate accounts comprised of common stocks of medium sized companies.

o International Stock Separate Account - A pooled separate account comprised of common stocks of companies located outside the United States, mainly in Europe and Asia.

o Small Company Growth Separate Account - A pooled separate account comprised of stocks at the lower end of the market capitalization range.

o Large Company Growth Separate Account - A pooled separate account comprised of companies in rapidly expanding industries or multinational companies with a high percentage of sales coming from foreign markets.

o Stock Emphasis Balanced Separate Account - A pooled separate account comprised of investments in other pooled separate accounts offered by the Principal whose assets are comprised of stocks, bonds, convertibles, and cash. The fund strategy is to maintain at least 50% of its assets in common stocks.

o Russell LifePoints Balanced Strategy Separate Account - A separate account which invests in other Frank Russell underlying funds seeking moderate levels of current income and long-term capital appreciation.

o Russell LifePoints Conservative Strategy Separate Account - A separate account which invests in other Frank Russell underlying funds seeking high levels of current income and, secondarily, capital appreciation.

o Russell LifePoints Aggressive Strategy Separate Account - A separate account which invests in other Frank Russell underlying funds seeking long-term capital appreciation and low levels of current income.

o Russell LifePoints Moderate Strategy Separate Account - A separate account which invests in other Frank Russell underlying funds seeking long-term capital appreciation and, secondarily, high levels of current income.

o Russell LifePoints Equity Aggressive Strategy Separate Account - A separate account which invests in other Frank Russell underlying funds seeking long-term capital appreciation.


                                        6                            (Continued)

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2002 and 2001

      Mutual Funds:

      o Vanguard Growth and Income Fund - Comprised mainly of stocks in the S&P 500, with the remaining invested in companies with characteristics similar to S&P 500 companies.

      o Putnam International Equity Fund - Comprised mainly of equity securities of foreign companies.

      o Fidelity Advisor Equity Growth Fund - Comprised of common and preferred stocks and convertible securities of companies with above average growth characteristics.

      o Strong Opportunity Fund - Comprised of equities and nonconvertible corporate and government intermediate to long-term debt securities.

      o INVESCO Dynamics Fund - Comprised of the common stocks of domestic companies, invested for the short-term.

      o American Century Value Fund - Comprised of primarily U.S. equity securities.

      o T. Rowe Price Spectrum Growth Fund - Comprised of a diversified group of T. Rowe Price mutual funds that invest mainly in equities such as traditional growth stocks, small aggressive growth stocks, growth and income stocks, and international securities.

      o Janus Aspen Capital Appreciation Fund - Comprised of primarily common stocks.

      o Fidelity Advisor High Income Advantage I Fund - Comprised mainly of low quality debt securities, preferred stocks, convertible securities and zero coupon bonds.

Participants may also invest in First Niagara Financial Group, Inc. common stock (party-in-interest).

On March 31, 2001, Principal adopted a plan to convert Principal Mutual Holding Company to a stock company, a process known as demutualization. In a demutualization, membership interests of eligible policy/contract holders, such as the First Niagara Financial Group, Inc. 401(k) Plan, are exchanged for compensation, which may be in the form of stock, cash, or policy/contract enhancements. As a result of the demutualization process, the First Niagara Financial Group, Inc. 401(k) Plan was credited with demutualization compensation in the form of the Principal Financial Group, Inc. Stock Separate Account. Proceeds from the demutualization have been credited to participants accounts on a pro rata basis based on individual account values held in Principal accounts as of the effective date of the demutualization (October 26, 2001). Upon demutualization, the Plan received 24,440.35 units of Principal Financial Group Inc. Stock Separate Account. The Principal Financial Group, Inc. Stock Separate Account includes the compensation from the demutualization. New contributions or transfer contributions cannot be made into this account.


                                        7                            (Continued)

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2002 and 2001

Net appreciation (depreciation) in fair value of investments for the years ended December 31, 2002 and 2001 are as follows:

                                                        2002            2001
                                                    -----------     -----------

Group annuity contract with insurance company       $(1,572,725)       (363,285)
Mutual funds                                         (1,167,209)       (237,974)
FNFG common stock                                     2,325,433       1,415,772
                                                    -----------     -----------
   Net appreciation (depreciation)                  $  (414,501)        814,513
                                                    ===========     ===========

Individual investments that comprise 5% or more of the Plan's net assets available for plan benefits at December 31, 2002 and 2001 are as follows:

                                                                    2002
                                                                ----------

      Guaranteed Interest Account                               $2,485,158
      Money Market Account                                       5,787,587
      Bond and Mortgage Account                                  2,927,365
      Large Cap Stock Index Account                              1,992,588
      FNFG common stock                                          6,965,845

                                                                    2001
                                                                ----------

      Guaranteed Interest Account                               $2,588,252
      Money Market Account                                       7,041,516
      Large Cap Stock Index Account                              3,427,381
      Principal Partners Large-Cap Blend I                       2,393,381
      Bond and Mortgage Account                                  1,551,238
      FNFG common stock                                          4,242,463

(4)   Federal Income Taxes

      The Plan has received a favorable determination letter as to its tax-exempt qualified status from the Internal Revenue Service dated May 5, 2003. The Plan's management has represented that the Plan has been operated in accordance with its terms. Accordingly, there is no provision for income taxes in these financial statements due to the applicable exemptions under Sections 401 and 501 of the Internal Revenue Code.

(5)   Plan Termination

      Although it has not expressed any intent to do so, FNFG has the right to discontinue its matching contribution at any time or to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, participants will be entitled to the entire amount of their account at the date of such termination.

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2002 and 2001

(6)   Stock Offering

      On July 21, 2002, FNFG adopted a plan of conversion and reorganization to convert from a mutual holding company structure to stock form ("the Conversion"). In connection with the Conversion, the 61% ownership interest of the mutual holding company in FNFG was sold to the public ("the Offering"). Completion of the Conversion and Offering was effective on January 17, 2003 and resulted in the issuance of a total of 67.4 million shares of common stock. A total of 41.0 million shares were sold in subscription, community and syndicated offerings, at $10.00 per share, and an additional 26.4 million shares were issued to the former public stockholders of FNFG based upon an exchange ratio of 2.58681 new shares for each share of FNFG held as of the close of business on January 17, 2003. Cash was paid in lieu of fractional shares. The FNFG shares presented have not been restated to reflect the exchange ratios. As a result of the Conversion and Offering, FNFG was succeeded by a new, fully public, Delaware corporation with the same name.

      Participants in the Plan were eligible to purchase FNFG stock in the conversion. As of December 31, 2002, $2,256,569 was held in cash escrow accounts at First Niagara Bank (party-in-interest) in preparation for the offering at the direction of plan participants. The funds held in escrow were used to acquire 225,592 shares of common stock at $10 per share on January 17, 2003. The existing 266,457 shares of common stock held by the Plan at that date were converted to 689,274 new shares based on an exchange ratio of 2.58681.

                                                                      Schedule 1

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                Schedule H, Line 4i - Assets Held at End of Year

                               December 31, 2002

                                                                                                         Current
             Identity of issue                                  Description                               value
-------------------------------------------         -----------------------------------               ------------
Group annuity contract with Principal
  Mutual Life Insurance Company:*
    Guaranteed Interest Account                     Guaranteed interest contracts
                                                      maturing at various dates through
                                                      December 31, 2006                               $  2,485,158

    Money Market Separate Account                   Pooled separate account investing
                                                      in money market instruments                        5,787,587

    Bond and Mortgage Separate Account              Pooled separate account investing
                                                      in fixed income securities                         2,927,365

    Large Cap Stock Index Separate Account          Pooled separate account investing
                                                      in corporate stocks                                1,992,588

    Small Company Blend Separate Account            Pooled separate account investing
                                                      in corporate stocks of small to
                                                      medium capitalized companies                         805,621

    Principal Partners Large Capital Blend I        Pooled separate account comprised
      Separate Account                                of equity securities of large
                                                      capitalized domestic companies                       771,728

    Medium Company Blend Separate                   Pooled separate account investing
      Account                                         in common stocks of medium
                                                      sized companies                                      273,620

    International Stock Separate Account            Pooled separate account investing
                                                      in stocks of non-United States
                                                      companies                                            271,603

    Principal Financial Group Inc. Stock            Pooled separate account investing
      Separate Account*                               in the stock of Principal Financial
                                                      Group                                                270,010

    Small Company Growth Separate                   Pooled separate account investing
      Account                                         in stocks at lower end of market
                                                      capitalization range                                 182,422

    Large Company Growth Separate                   Pooled separate account investing
      Account                                         in stocks of rapidly expanding
                                                      industries or multinational
                                                      companies                                            134,776

    Medium Company Value Separate                   Pooled separate account investing
      Account                                         in common stocks of medium
                                                      sized companies                                       97,880


                                                                     (Continued)

                                                                      Schedule 1

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                Schedule H, Line 4i - Assets Held at End of Year

                               December 31, 2002

                                                                                                         Current
             Identity of issue                                  Description                               value
-------------------------------------------         -----------------------------------               ------------
    Stock Emphasis Balanced Separate                    Pooled separate account investing
      Account                                             in other pooled accounts                    $    57,689

    Russell LifePoints Balanced Strategy                Separate account which invests in other
      Separate Account                                    Frank Russell underlying funds
                                                          seeking moderate levels of
                                                          current income and long-term
                                                          capital appreciation                             32,684

    Russell LifePoints Conservative Strategy            Separate account which invests in other
      Separate Account                                    Frank Russell underlying funds
                                                          seeking high levels of current income
                                                          and, secondarily, capital appreciation           18,109

    Russell LifePoints Aggressive Strategy              Separate account which invests in other
      Separate Account                                    Frank Russell underlying funds
                                                          seeking long-term capital appreciation
                                                          and low levels of current income                 14,251

    Russell LifePoints Moderate Strategy                Separate account which invests in other
      Separate Account                                    Frank Russell underlying funds
                                                          seeking long-term capital appreciation
                                                          and, secondarily, high levels
                                                          of current income                                11,511

    Russell LifePoints Equity Aggressive                Separate account which invests in other
      Strategy Separate Account                           Frank Russell underlying funds
                                                          seeking long-term capital appreciation            6,571

Mutual Funds:

    Vanguard Growth and Income Fund                     Mutual fund                                       880,027

    Putnam International Equity Fund                    Mutual fund                                       656,708

    Fidelity Advisor Equity Growth Fund                 Mutual fund                                       541,174

    Strong Opportunity Fund                             Mutual fund                                       388,058

    INVESCO Dynamics Fund                               Mutual fund                                       386,201

    American Century Value Fund                         Mutual fund                                       313,447

    T. Rowe Price Spectrum Growth Fund                  Mutual fund                                       181,837

    Janus Aspen Capital Appreciation Fund               Mutual fund                                        86,872

    Fidelity Advisor High Income
      Advantage I Fund                                  Mutual fund                                        59,983


                                                                     (Continued)

                                                                      Schedule 1

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                Schedule H, Line 4i - Assets Held at End of Year

                               December 31, 2002

                                                                                                         Current
             Identity of issue                                  Description                               value
-------------------------------------------         -----------------------------------               ------------
First Niagara Financial Group, Inc.*                Common stock (266,686 shares)                     $  6,965,845

Participant Loans                                   Loans to plan participants                             381,434
                                                                                                      ------------
                                                                                                      $ 26,982,759
                                                                                                      ============

*Person named is a party-in-interest.

See accompanying notes to financial statements.